Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2021 Financial Results and Full-Year 2022 Guidance

Fourth-quarter 2021 Highlights

•
Net sales of $497.8 million
•
Adjusted EBITDA(1) of $34.2 million
•
Diluted net income (loss) per share of $(0.10), $0.27 on an adjusted basis(1)

Full-year 2021 Highlights

•
Net sales of $1,720.2 million
•
Adjusted EBITDA(1) of $116.0 million
•
Diluted net income per share of $0.31, $0.86 on an adjusted basis(1)
•
Free cash flow of $35.8 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported a fourth-quarter net loss of $(3.6) million, or $(0.10) per diluted share. The results were unfavorably impacted by a $13.9 million charge due to a legal matter with the U.S. Environmental Protection Agency. Fourth-quarter adjusted net income(1) was $9.4 million, or $0.27 per diluted share.

Net sales in the fourth quarter increased 15.7% year-over-year to $497.8 million and were unfavorably impacted from changes in foreign currency exchange rates of $8.5 million. Adjusted EBITDA(1) in the quarter was $34.2 million, or 6.9% of net sales.

Fourth-quarter orders increased 21.0% year-over-year to $615.2 million and were unfavorably impacted by $13.0 million, or 2.1%, from changes in foreign currency exchange rates. Backlog as of December 31, 2021 totaled $1,010.9 million, an increase of 86.1% year-over-year.

Full-year 2021 net sales of $1,720.2 million were favorably impacted by $31.0 million from changes in foreign currency exchange rates. Full-year 2021 adjusted EBITDA(1) was $116.0 million, or 6.7% of net sales. Manitowoc recorded full-year net income of $11.0 million, or $0.31 per diluted share. Full-year net income on an adjusted basis(1) was $30.6 million, or $0.86 per diluted share.

“In spite of the multitude of operational challenges we faced during the year, the Manitowoc team ended the quarter exceptionally strong and delivered great results,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc. “As the crane market dynamics remain robust, orders for the quarter increased 21% year-over-year, and our backlog ended the year in excess of $1.0 billion, our highest level in over 10 years. This improved demand combined with our recent acquisitions provide us with a solid foundation as we focus on growth in 2022 and beyond. As previously indicated, we will continue to battle inflation, parts shortages, and logistic disruptions. However, we expect those headwinds to subside as the year progresses,” said Ravenscroft.

“On the back of our four strategic initiatives, we are introducing Cranes+50, which codifies our ambition to increase our non-new machine sales by 50% over the next five years. Growing our aftermarket business is critical to reducing our cyclicality and expanding our margins long-term,” concluded Ravenscroft.

We are introducing 2022 guidance based on the current economic environment and our expectations for the remainder of 2022 as follows:

•
Net sales - approximately $2.0 billion to $2.2 billion
•
Adjusted EBITDA - approximately $130 million to $160 million
•
Depreciation and amortization - approximately $65 million
•
Interest expense - approximately $28 million to $30 million
•
Provision for income taxes - approximately $13 million to $17 million
•
Adjusted diluted earnings per share - approximately $0.65 to $1.35
•
Capital expenditures - approximately $85 million, of which approximately $35 million will be funded from sales of the existing rental fleet

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its fourth-quarter and full-year 2021 earnings results on Tuesday, February 22, 2022, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, was founded in 1902 and has over a 119-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain and Shuttlelift brand names.

Footnote

(1) Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
•
actions of competitors;
•
changes in raw material and commodity prices;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures or other significant transactions;
•
unanticipated changes in revenues, margins and costs;
•
geographic factors and political and economic conditions and risks;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2021.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2021 and 2020

(In millions, except per share data)

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$497.8	$430.3	$1,720.2	$1,443.4
Cost of sales	418.4	352.3	1,413.0	1,188.7
Gross profit	79.4	78.0	307.2	254.7
Operating costs and expenses:
Engineering, selling and administrative expenses	77.5	53.7	258.5	208.8
Asset impairment expense	—	—	1.9	—
Amortization of intangible assets	0.7	0.1	1.4	0.3
Restructuring (income) expense	(0.6)	1.4	(1.1)	7.0
Total operating costs and expenses	77.6	55.2	260.7	216.1
Operating income	1.8	22.8	46.5	38.6
Other income (expense):
Interest expense	(7.4)	(7.4)	(28.9)	(29.1)
Amortization of deferred financing fees	(0.4)	(0.4)	(1.5)	(1.5)
Other income (expense) - net	1.2	(5.7)	1.0	(10.0)
Total other expense	(6.6)	(13.5)	(29.4)	(40.6)
Income (loss) before income taxes	(4.8)	9.3	17.1	(2.0)
Provision (benefit) for income taxes	(1.2)	7.5	6.1	17.1
Net income (loss)	$(3.6)	$1.8	$11.0	$(19.1)

Per Share Data
Basic income (loss) per common share	$(0.10)	$0.05	$0.32	$(0.55)

Diluted income (loss) per common share	$(0.10)	$0.05	$0.31	$(0.55)

Weighted average shares outstanding - Basic	35,049,388	34,573,243	34,903,189	34,691,063
Weighted average shares outstanding - Diluted	35,049,388	34,711,032	35,452,555	34,691,063

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of December 31, 2021 and December 31, 2020

(In millions, except share amounts)

CONSOLIDATED BALANCE SHEETS

	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$75.4	$128.7
Accounts receivable, less allowances of $7.3 and $8.5, respectively	236.1	215.1
Inventories — net	576.8	473.1
Notes receivable — net	16.7	13.6
Other current assets	36.8	35.5
Total current assets	941.8	866.0
Property, plant and equipment — net	358.8	294.3
Operating lease right-of-use assets	40.6	37.9
Goodwill	249.7	235.1
Other intangible assets — net	139.6	121.6
Other non-current assets	44.7	48.6
Total assets	$1,775.2	$1,603.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$413.4	$329.4
Short-term borrowings and current portion of long-term debt	7.3	10.5
Product warranties	49.0	50.2
Customer advances	28.7	25.5
Other liabilities	22.6	20.2
Total current liabilities	521.0	435.8
Non-Current Liabilities:
Long-term debt	399.9	300.4
Operating lease liabilities	29.2	28.4
Deferred income taxes	6.5	5.9
Pension obligations	69.4	89.3
Postretirement health and other benefit obligations	12.1	14.0
Long-term deferred revenue	22.9	32.4
Other non-current liabilities	51.8	53.8
Total non-current liabilities	591.8	524.2
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,056,252 and 34,580,638 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	602.4	595.1
Accumulated other comprehensive loss	(102.4)	(97.5)
Retained earnings	227.9	216.9
Treasury stock, at cost (5,737,731 and 6,213,345 shares, respectively)	(65.9)	(71.4)
Total stockholders’ equity	662.4	643.5
Total liabilities and stockholders' equity	$1,775.2	$1,603.5

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2021 and 2020

(In millions)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$(3.6)	$1.8	$11.0	$(19.1)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Asset impairment expense	—	—	1.9	—
Depreciation expense	16.0	9.9	45.5	37.2
Amortization of intangible assets	0.7	0.1	1.4	0.3
Amortization of deferred financing fees	0.4	0.4	1.5	1.5
Deferred income tax - net	(0.3)	4.8	0.6	4.8
Loss on sale of property, plant and equipment	0.3	—	0.2	—
Net unrealized foreign currency transaction losses (gains)	(0.4)	0.8	0.7	3.6
Stock-based compensation expense	0.7	0.6	7.1	6.0
Other	(0.4)	0.4	3.2	0.5
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(18.2)	(23.8)	(5.2)	(37.7)
Inventories	26.1	63.6	(68.3)	8.3
Notes receivable	2.0	1.2	1.0	7.4
Other assets	2.8	2.9	(7.6)	(7.1)
Accounts payable	(14.2)	(14.9)	62.9	(20.1)
Accrued expenses and other liabilities	(3.7)	(11.9)	20.3	(20.7)
Net cash provided by (used for) operating activities	8.2	35.9	76.2	(35.1)
Cash Flows From Investing Activities:
Capital expenditures	(18.1)	(11.0)	(40.4)	(26.3)
Proceeds from sale of property, plant and equipment	0.2	0.3	0.3	0.5
Acquisition of business	(135.3)	—	(186.2)	—
Net cash used for investing activities	(153.2)	(10.7)	(226.3)	(25.8)
Cash Flows From Financing Activities:
Proceeds from revolving credit facility	—	—	100.0	50.0
Payments on revolving credit facility	—	—	—	(50.0)
Other debt - net	(1.5)	(0.2)	(4.9)	(2.9)
Exercises of stock options including windfall tax benefits	—	—	5.8	0.1
Common stock repurchases	—	—	—	(12.0)
Net cash provided by (used for) financing activities	(1.5)	(0.2)	100.9	(14.8)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	2.6	(4.1)	5.1
Net increase (decrease) in cash and cash equivalents	(146.9)	27.6	(53.3)	(70.6)
Cash and cash equivalents at beginning of period	222.3	101.1	128.7	199.3
Cash and cash equivalents at end of period	$75.4	$128.7	$75.4	$128.7

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share data)
	Three Months Ended December 31,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$79.4	$2.3	$81.7	$78.0	$—	$78.0
Engineering, selling and administrative expenses (2)	(77.5)	14.0	(63.5)	(53.7)	—	(53.7)
Amortization of intangible assets	(0.7)	—	(0.7)	(0.1)	—	(0.1)
Restructuring income (expense) (3)	0.6	(0.6)	—	(1.4)	1.4	—
Operating income	1.8	15.7	17.5	22.8	1.4	24.2
Interest expense	(7.4)	—	(7.4)	(7.4)	—	(7.4)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income (expense) - net	1.2	—	1.2	(5.7)	3.7	(2.0)
Income (loss) before income taxes	(4.8)	15.7	10.9	9.3	5.1	14.4
Benefit (provision) for income taxes (4)	1.2	(2.7)	(1.5)	(7.5)	(0.2)	(7.7)
Net income (loss)	$(3.6)	$13.0	$9.4	$1.8	$4.9	$6.7

Diluted net income (loss) per share	$(0.10)		$0.27	$0.05		$0.19

(1)
The adjustment in 2021 represents the add back of certain purchase accounting impacts from the acquisitions.
(2)
The adjustment in 2021 represents one-time acquisition related costs and costs associated with a legal matter with the U.S. Environmental Protection Agency ("U.S. EPA").
(3)
Represent adjustments for restructuring income (expense).
(4)
The adjustment in 2021 and 2020 represents the net income tax impact of items (1), (2), and (3), as applicable. Additionally, in 2021 the adjustment includes the removal of a benefit from income tax related to the partial release of a valuation allowance in China.

	Year Ended December 31,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$307.2	$2.3	$309.5	$254.7	$—	$254.7
Engineering, selling and administrative expenses (2)	(258.5)	19.5	(239.0)	(208.8)	—	(208.8)
Asset impairment expense (3)	(1.9)	1.9	—	—	—	—
Amortization of intangible assets	(1.4)	—	(1.4)	(0.3)	—	(0.3)
Restructuring income (expense) (4)	1.1	(1.1)	—	(7.0)	7.0	—
Operating income	46.5	22.6	69.1	38.6	7.0	45.6
Interest expense	(28.9)	—	(28.9)	(29.1)	—	(29.1)
Amortization of deferred financing fees	(1.5)	—	(1.5)	(1.5)	—	(1.5)
Other income (expense) - net (5)	1.0	0.6	1.6	(10.0)	3.7	(6.3)
Income (loss) before income taxes	17.1	23.2	40.3	(2.0)	10.7	8.7
Provision for income taxes (6)	(6.1)	(3.6)	(9.7)	(17.1)	(3.9)	(21.0)
Net income (loss)	$11.0	$19.6	$30.6	$(19.1)	$6.8	$(12.3)

Diluted net income (loss) per share	$0.31		$0.86	$(0.55)		$(0.35)

(1)
The adjustment in 2021 represents the add back of certain purchase accounting impacts from the acquisitions.
(2)
The adjustment in 2021 represents the add back of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture, one-time acquisition related costs and costs associated with a legal matter with the U.S. EPA.
(3)
The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(4)
Represents adjustments for restructuring income (expense).
(5)
The adjustments in 2021 and 2020 relates to costs associated with a legal matter.
(6)
The adjustment in 2021 represents the net income tax impact of items (1), (2), (3), (4) and the removal of a benefit from income tax related to the partial release of a valuation allowance in China. The adjustment in 2020 represents the net income tax impact of item (4), (5) and the removal of a benefit from income tax related to the CARES Act.

Free Cash Flows
(in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by (used for) operating activities	$8.2	$35.9	$76.2	$(35.1)
Capital expenditures	(18.1)	(11.0)	(40.4)	(26.3)
Free cash flows	$(9.9)	$24.9	$35.8	$(61.4)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus adjusting for the net impact of restructuring and certain other items. The reconciliation of net income (loss) to adjusted EBITDA and operating income to adjusted operating income for the three and twelve months ended December 31, 2021 and 2020, is summarized as follows. All dollar amounts are in millions:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(3.6)	$1.8	$11.0	$(19.1)
Interest expense and amortization of deferred financing fees	7.8	7.8	30.4	30.6
Provision (benefit) for income taxes	(1.2)	7.5	6.1	17.1
Depreciation expense	16.0	9.9	45.5	37.2
Amortization of intangible assets	0.7	0.1	1.4	0.3
EBITDA	19.7	27.1	94.4	66.1
Restructuring (income) expense	(0.6)	1.4	(1.1)	7.0
Asset impairment expense	—	—	1.9	—
Other non-recurring charges (1)	16.3	—	21.8	—
Other (income) expense - net (2)	(1.2)	5.7	(1.0)	10.0
Adjusted EBITDA	34.2	34.2	116.0	83.1
Depreciation expense	(16.0)	(9.9)	(45.5)	(37.2)
Amortization of intangible assets	(0.7)	(0.1)	(1.4)	(0.3)
Adjusted operating income	17.5	24.2	69.1	45.6
Restructuring (income) expense	0.6	(1.4)	1.1	(7.0)
Asset impairment expense	—	—	(1.9)	—
Other non-recurring charges (1)	(16.3)	—	(21.8)	—
Operating income	$1.8	$22.8	$46.5	$38.6

Adjusted EBITDA margin percentage	6.9%	7.9%	6.7%	5.8%
Adjusted operating income margin percentage	3.5%	5.6%	4.0%	3.2%

(1)
Other non-recurring charges for the three months ended December 31, 2021, relate to acquisition costs, certain purchase accounting impacts from the acquisitions and costs associated with a legal matter with the U.S. EPA. Other non-recurring charges for the year ended December 31, 2021, relate to acquisition costs, certain purchase accounting impacts from the acquisitions, a write-off of a long-term note receivable resulting from the 2014 divestiture of the Company's Chinese joint venture and costs associated with a legal matter with the U.S. EPA. Costs are included in engineering, selling and administrative expenses or cost of sales in the Consolidated Statement of Operations.

(2)
Other (income) expense – net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with a legal matter and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805